Exhibit 99.1

2858 De La Cruz Boulevard, Santa Clara CA 95050 USA

+1.408.280.7900                                             www.pdf.com

News Release

Company Contacts:
Adnan Raza	Sonia Segovia
Chief Financial Officer	Investor Relations
Tel: (408) 516-0237	Tel: (408) 938-6491
Email: adnan.raza@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Fourth Quarter and Full Year 2022 Results

Santa Clara, CA, February 16, 2023, – PDF Solutions, Inc. (Nasdaq: PDFS), a leading provider of unified data and cloud analytics for the semiconductor ecosystem, today announced financial results for its fourth quarter and year ended December 31, 2022.

Highlights of Fourth Quarter 2022 Financial Results

●	Record quarterly revenues of $40.5 million for the fourth quarter of 2022, up 36% over last year’s comparable quarter
●	GAAP gross margin of 71% and Non-GAAP gross margin of 74% for the fourth quarter of 2022
●	GAAP diluted earnings per share (EPS) of $0.01 and non-GAAP diluted EPS of $0.19 for the fourth quarter of 2022

Highlights of Full Year 2022 Financial Results

●	Record total full year 2022 revenues of $148.5 million, up 34% year over year
●	GAAP gross margin of 68% and Non-GAAP gross margin of 71% for full year 2022
●	GAAP diluted loss per share of $0.09 and non-GAAP diluted EPS of $0.60 for full year 2022
●	Record backlog of $277.7 million as of December 31, 2022, up 55% year over year

Total revenues for the fourth quarter of 2022 were $40.5 million, compared to $39.9 million for the third quarter of 2022 and $29.9 million for the fourth quarter of 2021. Analytics revenue for the fourth quarter of 2022 was $36.0 million, compared to $32.9 million for the third quarter of 2022 and $27.3 million for the fourth quarter of 2021. Integrated Yield Ramp revenue for the fourth quarter of 2022 was $4.5 million, compared to $7.0 million for the third quarter of 2022 and $2.6 million for the fourth quarter of 2021. Total revenues for the full year 2022 and 2021 were $148.5 million and $111.0 million, respectively.

GAAP gross margin for the fourth quarter of 2022 was 71%, compared to 69% for the third quarter of 2022 and 61% for the fourth quarter of 2021. GAAP gross margin for the full year 2022 and 2021 was 68% and 60%, respectively.

Non-GAAP gross margin for the fourth quarter of 2022 was 74%, compared to 72% for the third quarter of 2022 and 65% for the fourth quarter of 2021. Non-GAAP gross margin for the full year 2022 and 2021 was 71% and 64%, respectively.

On a GAAP basis, net income for the fourth quarter of 2022 was $0.5 million, or $0.01 per diluted share, compared to a net income of $1.4 million, or $0.04 per diluted share, for the third quarter of 2022, and net loss of $7.0 million, or ($0.19) per diluted share, for the fourth quarter of 2021. On a GAAP basis, net loss for the full year 2022 was $3.4 million, or ($0.09) per diluted share, compared to net loss of $21.5 million, or ($0.58) per diluted share, for the full year 2021.

Non-GAAP net income for the fourth quarter of 2022 was $7.4 million, or $0.19 per diluted share, compared to a non-GAAP net income of $7.6 million, or $0.20 per diluted share, for the third quarter of 2022, and non-GAAP net income of $2.8 million, or $0.07 per diluted share, for the fourth quarter of 2021. Non-GAAP net income for the full year 2022 was $22.9 million, or $0.60 per diluted share, compared to non-GAAP net income of $3.0 million, or $0.08 per diluted share, for the full year 2021.

Cash, cash equivalents and short-term investments at December 31, 2022 were $139.2 million, compared to $140.2 million at December 31, 2021, a decrease of $1.0 million. Net cash provided by operating activities was $24.3 million for the fourth quarter of 2022. Net cash provided by operating activities was $32.3 million for the full year 2022.

PDF Solutions® Reports Fourth Quarter and Full Year 2022 Results

Financial Outlook and Recent Accomplishments

In spite of macroenvironment headwinds and a high revenue base from the strong performance in 2022, we expect 2023 revenue growth rate to approach mid-teens percent on a year-over-year basis, benefiting from our strong backlog.

“Thanks to all our employees, contractors, and customers for the strong 2022 performance. We are pleased with how we are positioned for 2023 and look forward to serving our customers,” said John Kibarian, CEO and President.

Conference Call

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today. To participate on the live call, analysts and investors should pre-register at: https://register.vevent.com/register/BI4d22ed99a5804ec6a79bce8b073e8200. Registrants will receive dial-in information and a unique passcode to access the call. We encourage participants to dial-in into the call ten minutes ahead of scheduled time. The teleconference will also be webcast simultaneously on the Company’s website at https://ir.pdf.com/webcasts. A replay of the conference call webcast will be available after the call on the Company’s investor relations website. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Fourth Quarter and Full Year 2022 Financial Commentary Available Online

A Management Report reviewing the Company’s fourth quarter and full year 2022 financial results will be furnished to the Securities and Exchange Commission on Form 8-K and published on the Company’s website at http://ir.pdf.com/financial-reports. Analysts and investors are encouraged to review this commentary prior to participating in the conference call.

PDF Solutions® Reports Fourth Quarter and Full Year 2022 Results

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP gross profit and margin exclude stock-based compensation expense and the amortization of acquired technology. Non-GAAP net income excludes the effects of certain non-recurring items, expenses related to an arbitration proceeding for a disputed contract with a customer, write-downs in value of property and equipment, stock-based compensation expense, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjustments for the valuation allowance for deferred tax assets. These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of expenses related to an arbitration proceeding for a disputed contract with a customer and acquisition-related costs) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below.

Forward-Looking Statements

The press release and the planned conference call include forward-looking statements regarding the Company’s future expected business performance and financial results, including expectations about total revenue growth and expected revenue from new bookings, that are subject to future events and circumstances. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: continued adoption of the Company’s solutions by new and existing customers; project milestones or delays and performance criteria achieved; cost and schedule of new product development; the impact of rising inflation and interest rates; the provision of technology and services prior to the execution of a final contract; the continuing impact of the coronavirus (COVID-19) on the semiconductor industry and on the Company’s operations or supply and demand for the Company’s products; the time required of the Company’s executive management for, and the expenses related to, as well as the success of the Company’s strategic growth opportunities and partnerships, including its partnership with Advantest Corporation; the Company’s ability to successfully integrate acquired businesses and technologies; whether the Company can successfully convert backlog into revenue; customers’ production volumes under contracts that provide Gainshare royalties; the potential for export controls that could impact the Company’s sales in China; and other risks set forth in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements. PDF Solutions has not filed its Form 10-K for the year ended December 31, 2022. As a result, all financial results described in this earnings release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time the Company files its Form 10-K

About PDF Solutions

PDF Solutions (NASDAQ: PDFS) provides comprehensive data solutions designed to empower organizations across the semiconductor ecosystem to improve the yield and quality of their products and operational efficiency for increased profitability. The Company’s products and services are used by Fortune 500 companies across the semiconductor ecosystem to achieve smart manufacturing goals by connecting and controlling equipment, collecting data generated during manufacturing and test operations, and performing advanced analytics and machine learning to enable profitable, high-volume manufacturing.

Founded in 1991, PDF Solutions is headquartered in Santa Clara, California, with operations across North America, Europe, and Asia. The Company (directly or through one or more subsidiaries) is an active member of SEMI, INEMI, TPCA, IPC, the OPC Foundation, and DMDII. For the latest news and information about PDF Solutions or to find office locations, visit https://www.pdf.com.

PDF Solutions and the PDF Solutions logo are trademarks or registered trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF Solutions® Reports Fourth Quarter and Full Year 2022 Results

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	December 31,
	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$119,624	$27,684
Short-term investments	19,557	112,542
Accounts receivable, net	42,164	40,087
Prepaid expenses and other current assets	12,063	8,194
Total current assets	193,408	188,507
Property and equipment, net	40,174	35,295
Operating lease right-of-use assets, net	6,002	5,408
Goodwill	14,123	14,123
Intangible assets, net	18,055	21,239
Deferred tax assets, net	64	75
Other non-current assets	6,845	9,121
Total assets	$278,671	$273,768

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,388	$5,554
Accrued compensation and related benefits	16,948	9,495
Accrued and other current liabilities	5,581	3,328
Operating lease liabilities ‒ current portion	1,412	1,758
Deferred revenues ‒ current portion	26,019	23,691
Billings in excess of recognized revenues	1,852	—
Total current liabilities	58,200	43,826
Long-term income taxes payable	2,622	2,656
Non-current operating lease liabilities	5,932	5,258
Non-current portion of deferred revenues	1,905	2,443
Total liabilities	68,659	54,183

Stockholders’ equity:
Common stock and additional paid-in-capital	447,421	423,075
Treasury stock at cost	(133,709)	(104,705)
Accumulated deficit	(101,150)	(97,721)
Accumulated other comprehensive loss	(2,550)	(1,064)
Total stockholders’ equity	210,012	219,585
Total liabilities and stockholders’ equity	$278,671	$273,768

PDF Solutions® Reports Fourth Quarter and Full Year 2022 Results

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021

Revenues:
Analytics	$36,058	$32,879	$27,250	$130,480	$93,415
Integrated yield ramp	4,465	6,981	2,636	18,069	17,645
Total revenues	40,523	39,860	29,886	148,549	111,060

Costs and Expenses:
Costs of revenues	11,791	12,545	11,675	47,907	44,193
Research and development	14,360	14,303	11,218	56,126	43,780
Selling, general and administrative	12,724	12,005	9,167	45,338	37,649
Amortization of acquired intangible assets	324	318	313	1,270	1,255
Write-down in value of property and equipment	—	—	3,183	—	3,183
Interest and other expense (income), net	250	(1,511)	(292)	(2,562)	(683)
Income (loss) before income taxes	1,074	2,200	(5,378)	470	(18,317)
Income tax expense	591	815	1,622	3,899	3,171
Net income (loss)	$483	$1,385	$(7,000)	$(3,429)	$(21,488)

Net income (loss) per share:
Basic	$0.01	$0.04	$(0.19)	$(0.09)	$(0.58)
Diluted	$0.01	$0.04	$(0.19)	$(0.09)	$(0.58)

Weighted average common shares used to calculate net income (loss) per share:
Basic	37,379	37,226	37,348	37,309	37,138
Diluted	38,276	38,054	37,348	37,309	37,138

PDF Solutions® Reports Fourth Quarter and Full Year 2022 Results

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN (UNAUDITED)

(In thousands)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021

GAAP
Total revenues	$40,523	$39,860	$29,886	$148,549	$111,060
Costs of revenues	11,791	12,545	11,675	47,907	44,193
GAAP gross profit	$28,732	$27,315	$18,211	$100,642	$66,867
GAAP gross margin	71%	69%	61%	68%	60%

Non-GAAP
GAAP gross profit	$28,732	$27,315	$18,211	$100,642	$66,867
Adjustments to reconcile GAAP to non-GAAP gross margin:
Stock-based compensation expense	737	854	703	2,974	2,563
Amortization of acquired technology	553	553	554	2,213	2,079
Non-GAAP gross profit	$30,022	$28,722	$19,468	$105,829	$71,509
Non-GAAP gross margin	74%	72%	65%	71%	64%

PDF Solutions® Reports Fourth Quarter and Full Year 2022 Results

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021

GAAP net income (loss)	$483	$1,385	$(7,000)	$(3,429)	$(21,488)
Adjustments to reconcile GAAP net income (loss) to non-GAAP net income:
Stock-based compensation expense	5,088	5,136	3,457	19,649	12,931
Amortization of acquired technology under costs of revenues	553	553	554	2,213	2,079
Amortization of other acquired intangible assets	325	318	313	1,270	1,255
Expenses of arbitration (1)	852	556	757	1,895	1,951
Write-down in value of property and equipment (2)	—	—	3,183	—	3,183
Tax impact of valuation allowance for deferred tax assets and reconciling items (3)	98	(373)	1,539	1,326	3,091
Non-GAAP net income	$7,399	$7,575	$2,803	$22,924	$3,002

GAAP net income (loss) per diluted share	$0.01	$0.04	$(0.19)	$(0.09)	$(0.58)
Non-GAAP net income per diluted share	$0.19	$0.20	$0.07	$0.60	$0.08

Weighted average common shares used in GAAP net income (loss) per diluted share calculation	38,276	38,054	37,348	37,309	37,138
Weighted average common shares used in Non-GAAP net income per diluted share calculation	38,276	38,054	38,430	38,130	37,901

(1)	Represents expenses related to an arbitration proceeding over a disputed customer contract, which expenses are expected to continue until the arbitration is resolved.
(2)	Pertains to write-down in value of our first-generation of e-beam tools for Design-for-Inspection systems wherein carrying values may not be fully recoverable due to lack of market demand and future needs of our customers for these tools.

(3)	The difference between the GAAP and non-GAAP income tax provisions is primarily due to the valuation allowance on a GAAP basis and non-GAAP adjustments. For example, on a GAAP basis, the Company does not receive a deferred tax benefit for foreign tax credits or R&D credits after valuation allowance. The Company’s non-GAAP tax rate and resulting non-GAAP tax expense is not calculated with a full U.S. federal or state valuation allowance due to the Company’s cumulative Non-GAAP income and management’s conclusion that it is more likely than not to utilize its net deferred tax assets (DTAs). Each reporting period, management evaluates the need for a valuation allowance and may place a valuation allowance against its U.S. net DTA on a non-GAAP basis if it concludes it is more likely than not that it will not be able to utilize some or all of its US DTAs on a non-GAAP basis.